EXHIBIT 23.2
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SPROULE ASSOCIATES INC. (LETTERHEAD)


                                                 May 31, 2006

GMX Resources Inc.
One Benham Place
9400 N. Broadway, Suite 600
Oklahoma City, OK 73114

            Re: GMX Resources Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We hereby consent to the incorporation in the "Experts" section of your Registration Statement on Form S-3 dated on or about June 5, 2006, of the references to Sproule Associates Inc., and to the use by reference in the "Business" section of the Annual Report on Form 10-KSB for the year ended December 31, 2005 (which is incorporated by reference in such Registration Statement) of information contained in our report relating to proved reserves as of December 31, 2005.

                                              Very truly yours,


                                              /s/ R. Keith MacLeod
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                                              R. Keith MacLeod, P.Eng.
                                              Executive Vice President